NEWS ALERT, INC.
                  WEB SITE LINKING AND DATA SERVICES AGREEMENT
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This Web Site Linking and Data Services Agreement ("Agreement"), dated as August
1, 2000 ("Effective Date"), is made and entered into by and between News Alert, Inc., a New Jersey corporation having a business address at 108 East 31st New York, NY 10016 ("News Alert"), and WealthHound. com., it's heirs, successors and assigns, a corporation having a business address at 42 Broadway, Suite 1730, New York NY 10004 ("WealthHound").

                                   WITNESSETH:

WHEREAS, News Alert is in the business of offering real time news, market data, research reports, news searching and alerting, via the World Wide Web to individual users, or via cobranding and private labeling agreements to other commercial Web sites, where such sites are advertising or subscription supported;

WHEREAS, News Alert desires to make available to WealthHound's Users, its Web-based Data and Data Services via linking to News Alert's Web site;

WHEREAS, WealthHound is the owner or licenser of a certain advertising or subscription supported service on its Web site, known as WealthHound, which is accessible through a URL www.WealthHound.com.

WHEREAS, WealthHound desires to make available to WealthHound's Users, News Alert's Web-based Data and Data Services via linking to News Alert's Web site;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, News Alert and WealthHound, intending to be legally bound, agree as follows:

                                   SECTION 1

                                   DEFINITIONS

When used in this Agreement, the capitalized terms listed below shall have the following meanings:

1.1 "DATA" means the information and records collected, processed, or compiled by News Alert, for its Web site and for the Co-branded site, that may be received from third-party Content Providers, as described in EXHIBIT 1 hereto.

1.2 "DATA SERVICES" means the provision of Data to Users and other services to Users provided by News Alert through the Co-branded Site, as described in
EXHIBIT 2 hereto.

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1.3 "WEB SITE" means a commercial site on the World Wide Web portion of the
Internet.

1.4 "USER" means a correspondent or other customer of WealthHound that either visits the WealthHound's Web site or enters into some form of subscriber agreement in order to obtain Data Services through WealthHound's Web Site from the Co-branded Site for internal business purposes.

1.5 "CONTENT PROVIDER" means original licensor of proprietary Data, which News Alert is licensed to display on its Web Site and on the Co-branded Site.

1.6 "CO-BRANDED SITE"- means the version of the News Alert Web site that will be created for WealthHound Users and operated by News Alert, as described herein.

1.7 "GROSS SALES" - is defined as the advertising revenue generated from the Co-branded Site, less any Advertising Agency Discounts.

1.8 "GROSS ADVERTISING REVENUE" - is defined as the advertising revenue generated from the Co-branded Site, less any Advertising Agency Discounts, Ad Serving Charges, and Sales Commissions. Sales Commissions to News Alert employees is not an allowable deduction in determining Gross Advertising Revenues.

1.9 "NET ADVERTISING REVENUE" - is defined as the Gross Advertising Revenue less content costs (solely those attributable to third party content providers under this agreement)

1.10 "ADVERTISING AGENCY DISCOUNTS" - means the fees (typically 15%) that advertising agencies charge their clients for placing media buys on behalf of those clients.

1.11 "CONFIDENTIAL INFORMATION" - means information or data related to one party's business that is designated as confidential or that, by the nature of the information or the circumstances surrounding its disclosure, ought in good faith to be treated as proprietary or confidential. Confidential Information includes, but is not limited to, business strategies, concepts, ideas, know how, discoveries, inventions, trade secrets, technical development plans, designs, personnel information, financial information, marketing programs, and customers.

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                                   SECTION 2

                       NEWS ALERT SERVICES AND OBLIGATIONS

2.1 GRANT OF LICENSE. In connection with the provision of Data Services to Users, News Alert hereby grants to WealthHound, and WealthHound accepts, the nonexclusive right and license to (1) establish a hypertext link on WealthHound's Web Site (the "Link") , which shall link electronically WealthHound's Web Site to Co-branded Site; (2) to use and allow its Users to use the Data Service functions specified in
         EXHIBIT 2 hereto; and (3) to use and publicly display the specific content specified in EXHIBIT 1 hereto.

2.2 MAINTENANCE OF NEWS ALERT'S HOST AND WEB SITE. News Alert shall maintain and implement facilities and equipment and programming, including data communication facilities and Internet connections, collectively making up the host data center and the Co-branded Site, as necessary to collect and maintain the Data and to provide the Data Services to WealthHound's Users. News Alert shall use reasonable commercial efforts to ensure that Co-branded Site is operational on a continuous basis. In connection therewith, News Alert shall, at a minimum, take the following actions:

         a. Plan for, provide, maintain, operate, and manage the Co-branded Site and the host data center, including space, equipment, utilities, and personnel.

         b. Plan for acquire, install, maintain, repair, operate, manage, and expand, improve, or replace the hardware as necessary or appropriate to support and operate the Co-branded Site and the host data center, including any computer systems, direct access storage devices, tape units, communications control units, and associated equipment.

         c. Plan for, obtain, install, maintain, operate, and enhance the operating system software, languages, utilities, and other system software as necessary or appropriate to support and operate the Co-branded Site and the host data center.

         d. Maintain the Data, including related data structures; provide back-up measures, recover procedures, file maintenance and expansion, updating, tape storage, management, and control of space utilization; and provide related security and administration for the Co-branded Site.

         e. Maintain News Alert's proprietary application software on its Web site that is used to present the Data and perform the Data Services

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         f.       Establish and administer change controls, problem resolution management, and provide planning, availability management, performance reporting, implementation procedures, and other controls for the Co-branded Site.

         g. Provide library maintenance, printing and output services and supplies, management and administration, and such other resources as may be reasonably necessary for the execution, operation, maintenance, repair, and delivery of the Data Services.

         h. Use commercially reasonable efforts to maintain security of the Co-branded Site and prevent unauthorized access to information regarding Users, including, without limitation, use of data encryption and other security techniques.

2.3 CO-BRANDED SITE LOOK AND FEEL. WealthHound has the option to request News Alert to make HTML changes to incorporate WealthHound's logos and icons with the Data, as long as such changes do not require any changes to the underlying templates and Data presentation. Such changes will be mutually agreed upon by both parties.

2.4 CO-BRANDED SITE COMPATIBILITY. News Alert shall bear full responsibility for related software and equipment at its location and for assuring that such software and equipment is compatible with the version of HTML used at WealthHound's Web Site.

2.5 UNDERLYING DATA CONTRACTS. News Alert shall enter into and maintain third-party agreements with Content Providers for receiving, archiving and presentation of their licensed Data to WealthHound's Users.

2.6      ADVERTISING.

         a. At WealthHound's discretion, an advertising based model may be substituted upon WealthHounds request. Upon WealthHound's request, an advertising based contract will be presented by NewsAlert for signature.

         b. NewsAlert agrees to WealthHound's request of the right to except or deny any advertisement placed on WealthHound's co-branded site directly or indirectly.

         c. NewsAlert agrees to provide WealthHound 200,000 free advertising banner impressions on our network of financial sites, that can be used at the discretion of the WealthHound, but must be used entirely within the first contract year.

2.7 NEWS ALERT AND WEALTHHOUND IDENTIFICATION. News Alert will place on all pages of the Co-branded site the appropriate News Alert marks and copyrights.

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         These marks and copyrights will be linked to the NewsAlert home site.
         News Alert will place on all pages of the Co-branded site the appropriate WealthHound's marks and copyrights and a link to the WealthHound's designated Web pages, the extent and format to be mutually agreed upon by both parties.

2.8 REPORTING AND AUDITS. News Alert's records shall be used as the basis for computing amounts due WealthHound by News Alert, and/or amounts due News Alert by WealthHound, News Alert shall maintain reasonably complete and accurate books and records as reasonably necessary to support and document these amounts due. At WealthHound's expense, WealthHound shall be entitled, on reasonable advance notice to News Alert, to audit the books and records related to the Co-branded Site once per year, and News Alert will cooperate in good faith with such an audit.

2.9 SECURITIES EXCHANGE COMPLIANCE. News Alert will properly file and submit all documents and reports necessary to comply with the various Securities Exchanges regulations


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                                   SECTION 3

                             WEALTHHOUND OBLIGATIONS

3.1 EXCLUSIVITY. WealthHound will be restricted from entering into agreements with other parties to provide similar Data and Data Services via linking to a co-branded site provided by such parties during the period of this agreement specific to website content format.

3.2 MAINTENANCE OF WEALTHHOUND'S COMMUNICATION SYSTEM AND WEB SITE. WealthHound shall maintain and implement computer facilities, equipment and programming, including data communication facilities and Internet connections, as necessary to maintain WealthHound's Web Site and the Link. WealthHound shall use reasonable commercial efforts to ensure that WealthHound's Web Site is operational on a continuous basis.

3.3 TELEPHONE ASSISTANCE PROVIDED TO USERS. WealthHound shall maintain a help desk for Users and News Alert, which will be staffed by knowledgeable employees capable of providing assistance regarding the Link and WealthHound's Web Site. Such telephone assistance shall be available during normal hours.

3.4 WEB SITE DESIGN. WealthHound shall provide all header/footer/sidebar templates and graphics required for incorporation by News Alert into the pages being hosted by News Alert.

3.5 PROMOTION. WealthHound shall make best efforts to promote the Data Service and to provide adequate recognition to News Alert in its advertisements, brochures, press releases, as well as through its customary and ordinary means for promoting use of WealthHound's Web site to its audience.

3.6 REFERENCE. WealthHound gives full authorization to News Alert to use WealthHound's name as a reference account in its correspondence and promotional literature, as long as such reference does not disclose the financial particulars of this Agreement.

3.7      UNDERLYING DATA CONTRACTS

         a. The WealthHound hereby agrees to be bound by the Content Providers' restrictions in terms of specific use and presentation of the Data, as defined in their agreements with News Alert, and as specifically listed in EXHIBIT 4 herein.

         b. For certain content from specific Content Providers as defined in EXHIBIT 1, WealthHound will be required and agrees to execute license agreements

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                  with these Content Providers directly in order to permission
                  News Alert to host this Data on its site on behalf of WealthHound.

                                   SECTION 4

                             PRICE AND PAYMENT TERMS

4.1      FEES.

         a. News Alert shall pay to WealthHound a co-branding fee for the advertising revenues received by News Alert resulting from the rights and licenses granted to WealthHound herein in accordance with the Royalty Schedule and the other terms and conditions set forth in EXHIBIT 3.

         b. WealthHound shall pay News Alert any minimum charges due in accordance with the Royalty Schedule and other terms and conditions set forth in EXHIBIT 3.

4.2      PAYMENT.

         a. News Alert shall pay to WealthHound all amounts accruing with respect to cobranding fees due in each calendar month, as set forth in EXHIBIT 3, within 45 days after the close of such month.

         b. WealthHound shall pay to News Alert minimum charges set forth in EXHIBIT 3 on the first day of each calendar month.

         c. Upon signature of contract WealthHound will agree to pay 1st payment of $3,500.00

4.3 NO OTHER PAYMENT, ETC. Except as expressly provided in this Agreement, neither party shall be entitled to any payment, cost reimbursement, or other compensation from the other party in respect of its performance, and each party shall bear all its own expenses incurred in rendering performance, including facilities, work space, utilities, management, communications, clerical, supplies, and the like. This does not include specific equipment or programming enhancements requested by WealthHound from News Alert and mutually agreed to in writing, for which WealthHound shall pay News Alert within 30 days of invoicing.

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                                   SECTION 5

                             PROPRIETARY PROTECTION

5.1 OWNERSHIP OF DATA. News Alert shall be the sole owner of all the Link Content and Data, except as defined by agreements with Content Providers for Data described in EXHIBIT 1, including associated intellectual property rights, provided to or accessed by WealthHound or Users pursuant to this Agreement. News Alert claims U. S. and foreign copyright ownership with respect to the Data as compilations and expressions of distinctive and creative formats. It is News Alert's practice to place copyright notices and/or other proprietary legends in report forms and Data provided to Users. WealthHound shall provide for the transmission of such notices and legends to the Users in the form and manner in which they are provided by News Alert. WealthHound's rights in the Link Content and Data are limited to the rights and licenses set forth in Section 2.1 herein.

5.2 USER INFORMATION. News Alert shall hold all information concerning the Users in strict confidence and shall not use such information or disclose such information to any third party without the prior written consent of WealthHound, except as necessary to provide Data Services to such Users.

                                   SECTION 6

                     WARRANTIES AND LIMITATION OF LIABILITY

6.1 NEWS ALERT REPRESENTATIONS AND WARRANTIES. News Alert represents and warrants that: (a) it has registered the domain name of its Web Site with all applicable authorities and possesses all rights necessary to use, and grant to WealthHound a license to use, such domain name (b) the Link Content, the Data, the Data Service and the content available at the Co-branded Site will not infringe upon any patent, trademark, copyright or trade secrets of any third party, or otherwise violate any law or government regulation; (c) the Link Content, the Data, the Data Service and the content available at the Co-branded Site will not contain any material which will be libelous or otherwise injurious or in violation of any right of privacy or any other proprietary or legally protected right of any third party; (d) this Agreement is permitted by, and does not conflict or in any way violated any other agreement to which News Alert is a party; and (e) News Alert has the full right and authority to enter into and to perform its obligations under this Agreement.

6.2 WEALTHHOUND REPRESENTATIONS AND WARRANTIES. WealthHound represents and warrants that: (a) this Agreement is permitted by, and does not conflict or in any

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         way violate any other agreement to which WealthHound is a party; and
         (b) WealthHound has the full right and authority to enter into and to perform its obligations under this Agreement.

6.3 LIMITATION OF LIABILITY. Except for each party's indemnity obligations set forth in Section 7 below, in no event shall either party be liable to the other party for special, exemplary, punitive, consequential or incidental damages, including lost profits, even if advised of the possibility of such damages, in any manner arising out of this Agreement or the breach of any term, covenant, representation, warranty or obligation contained herein.

                                   SECTION 7

                                 INDEMNIFICATION

7.1 INDEMNIFICATION BY NEWS ALERT. News Alert hereby indemnifies and holds WealthHound and its Affiliates, directors, officers and employees harmless against any and all penalties, damages, costs, judgments, attorney's fees or any other expenses incurred in connection with (a) claims by any person or entity with respect to the Co-branded site; and
         (b) any breach by News Alert of the terms, representations and warranties set forth in this Agreement.

7.2 INDEMNIFICATION BY WEALTHHOUND. WealthHound hereby indemnifies and hold News Alert and its Affiliates, directors, officers and employees harmless against any and all penalties, damages, costs, judgments, attorneys' fees or any other expenses incurred in connection with (a) claims against News Alert by any person or entity in connection with WealthHound's provision of or inability to provide access to the Data Services, except for any claims for which News Alert has agreed to indemnify WealthHound as set forth in Section 7.1 herein; and (b) claims against News Alert by any person or entity in connection with elements of the WealthHound's Web Site, other than those related to the Co-branded Site; and (c) any breach by WealthHound of the terms, representations and warranties set forth in this Agreement.

7.3 INDEMNIFIAHLE CLAIMS. The party to be indemnified hereunder shall (i) promptly notify the indemnifying party in writing of any indemnifiable claim and give such party the opportunity to defend or negotiate a settlement of the claim at the indemnifying party's expense, and (ii) cooperate fully with the indemnifying party, at the indemnifying party's expense, in defending or settling the claim.

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                                   SECTION 8

                              TERM AND TERMINATION

8.1 INITIAL TERM AND RENEWALS. The initial term of this Agreement shall be two (2) years from the Effective Date. Either party may terminate this agreement on the first anniversary of the Effective Date by giving 60 calendar days. In the event no written notice is given, this agreement shall be deemed to have been renewed to the end of the two (2) years, unless so terminated by mutual consent of the parties expressed in writing.

8.2 TERMINATION. This Agreement may be terminated by either party upon the material breach by the other party of any of such other party's obligations hereunder, which breach has not been cured within 45 days after the breaching party has received notice thereof.

8.3 EFFECT OF TERMINATION. Notwithstanding the termination of this Agreement for any reason, (1) the rights and duties of the parties under Sections 5, 6, and 7 shall survive such termination and remain in full force and effect; (2) all fees earned through the termination date in accordance with Section 4 shall be paid within 30 days of the termination date; and (3) all of the rights and duties of the parties hereunder shall remain in full force and effect to the extent necessary to satisfy outstanding obligations of the parties to Users pursuant to any Subscription Agreements then remaining in effect.

                                   SECTION 9

                                  MISCELLANEOUS

9.1 ASSIGNMENT. Neither party may sell, transfer, assign, or subcontract any right or obligation set forth in this Agreement without the prior written consent of the other party hereto, provided that either party shall have the right to assign its rights and obligations hereunder to any subsidiary or affiliate or to any entity acquiring such party's business upon notice to the other party.

9.2 FORCE MAJEURE. Neither party shall be liable or be deemed to be in default for any delay or failure in performance or interruption resulting directly or indirectly from any cause or circumstance beyond its reasonable control, equipment or telecommunications failure, labor dispute, or failure of any third party to perform any agreement that adversely affects such party's ability to perform its obligations hereunder.

9.3 NOTICE. Any notice required or permitted to be made or given by either party hereto pursuant to this Agreement shall, unless the context indicates that another means of notice may be appropriate, be in writing and shall be sufficiently made or

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         given on the date of issuance if sent by such party to the other party by mail, telecopy (with operator or machine confirmation of transmission) , commercial courier, personal delivery, or a similar reliable delivery method, postage or other delivery charges prepaid, addressed to such person at address set forth below:

       If to WealthHound :                        WealthHound.com, Inc.
                                                  42 Broadway, Suite 1730
                                                  New York, New York 10004
                                                  Attention: Rebecca J. Brock

       If to News Alert:                          News Alert, Inc.
                                                  108 East 31st. Street
                                                  New York, New York 10016
                                                  Attention:___________________

    Either party may change its address by giving notice to the other party stating its desire to so change its address.

9.4 COMPLIANCE WITH LAWS AND REGULATIONS. Each party shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule, or regulation relating to its duties, obligations, and performance under this Agreement and shall procure all governmental licenses and pay all fees and other charges required thereby.

9.5 GOVERNING LAW. The validity, construction, and performance of all contract documents will be governed by the substantive law of the state of New York, without regard to its conflict of law provisions.

9.6 ARBITRATION. Any dispute arising under this Agreement shall be finally and exclusively resolved by arbitration under the Rules of Arbitration of the American Arbitration Association then in effect. The arbitration shall be held in New York, NY before an arbitrator with specific expertise on the law of the Internet and electronic communications matters.

9.7 ENTIRE AGREEMENT; AMENDMENTS IN WRITING. The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is set forth in a writing that refers to the Agreement and the provisions so affected and is executed by authorized representatives of both parties.

9.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid unenforceable, or otherwise contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

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9.9      CONFIDENTIALITY. During the term of this Agreement and for a period of one year after the termination of this Agreement, neither party shall disclose to third parties, or use other than for the purposes of the performance obligations described herein, any Confidential Information of the other party without the express written consent of the other party. In addition, WealthHound and News Alert agree that the terms and conditions of this Agreement shall be treated as Confidential Information, but that the general existence of this Agreement shall not be treated as Confidential Information.

9.10 PUBLIC ANNOUNCEMENTS. Neither party shall issue any press release, advertising, or other public announcements concerning its relationship with the other party without the approval of the other party, which shall not be unduly withheld.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date.

NEWS ALERT, INC                              WEATHHOUND, INC.

By:   /s/ Illegible                         By: /s/ Rebecca J. Brock
      ----------------------------              --------------------------------

Title:                                       Title: President
      ----------------------------                 -----------------------------

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